[LETTER HEAD OF DECHERT LLP]

                                                                     Exhibit 5.1

May 2, 2005

Bluefly, Inc.
42 West 39th Street
New York, New York 10018

Ladies and Gentlemen:

        On the date hereof, Bluefly, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission (the "Commission"), a Registration Statement under the Securities Act of 1933, as amended (the "Act"), on Form S-8 (the "Registration Statement"), relating to 12,886,473 shares (the "Shares") of common stock, par value $0.01 per share, of the Company, which are being offered pursuant to the Company's 2005 Stock Incentive Plan (the "Plan"). This opinion is an exhibit to the Registration Statement.

        We have at times acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Certificate of Incorporation as presently in effect, (ii) the Company's By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by the Company's directors and stockholders, (iv) the Plan and (v) the form of option agreements, which we understand will be used by the Company in connection with grants under the Plan. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof. With your permission, we have relied on the certification of the general counsel of the Company as to certain matters of fact.

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May 2, 2005
Page2

        Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

        Insofar as our opinion set forth below covers Shares (the "Covered Shares") that are currently subject to options (the "Existing Options") issued under the Company's 1997 Stock Option Plan or 2000 Stock Option Plan, our opinion assumes that such Existing Options shall have lapsed or otherwise been terminated without having been exercised and that the Covered Shares subject to such Existing Options shall have been returned to the status of authorized and unissued prior to issuance under the Plan.

        Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Shares may be offered and sold), when issued in accordance with the terms of the Plan and any applicable option agreement issued thereunder, will be legally and validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Shares may be offered and sold. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

                                                     Very truly yours,


                                                     DECHERT LLP

Dechert:  RAG, DSR, JRA